China Recycling Energy Corp. Announces the Appointment of a New Board Member and the Appointment of Independent Members of Compensation Committee, Corporate Governance and Nominating Committee and Audit Committee

XI'AN, China, Jan. 25— China Recycling Energy Corp. (OTC Bulletin Board: CREG; "CREG" or "the Company"), a leading industrial waste-to-energy solution provider in China, today announced that the Board of Directors approved the increase in the size of the Board from six members to seven members and has appointed, Mr. Robert Chanson, as its seventh board member.

Mr. Chanson was also appointed by the Board as a member of its Compensation Committee and as a member of its Corporate Governance and Nominating Committee.  In connection with the appointment of Mr. Chanson to the Compensation Committee, Mr. Timothy Driscoll resigned his position as a member of the Compensation Committee and was appointed as a member of the Audit Committee.

Mr. Chanson has served as the Chairman of Calventis SA, Switzerland since 2009 and the Chairman of Samba Minerals Ltd, Australia since 2008.  He previously served as the Chairman and chief executive officer of AmbioCare Holding from 2001 to 2007, a director of Plant Health Care plc in the U.K. from 2004 through 2008, a director of Plant Health Care, Inc. in the U.S. from 1995 through 2004, and a director of EHC Viridian Ltd. in the U.K. from 1999 to 2001. Mr. Chanson received both his Doctorate and Master in Law degrees from the University of Zurich and his Bachelor Degree in Natural Sciences (Physics & Chemistry) with Latin from Kantons-schule Zurich' in Zurich, Switzerland.

The seven-member board is now comprised of four independent members including Mr. Sean Shao, Mr. Julian Ha, Mr. Timothy Driscoll, and Mr. Robert Chanson.  Mr. Guohua Ku, Chairman and CEO of CREG, commented, "On behalf of China Recycling Energy, we emphatically welcome Mr. Chanson to the Board. He brings years of executive expertise and sound judgment. Together, we look forward to working collaboratively to further improve our corporate governance and diversify our board."

About China Recycling Energy Corp.

China Recycling Energy Corp. (OTCBB: CREG.OB; "CREG" or "the Company") is based in Xi'an, China and provides environmentally friendly waste-to-energy technologies to recycle industrial byproducts for steel mills, cement factories and coke plants in China. Byproducts include heat, steam, pressure, and exhaust to generate large amounts of lower-cost electricity and reduce the need for outside electrical sources. The Chinese government has adopted policies to encourage the use of recycling technologies to optimize resource allocation and reduce pollution. Currently, recycled energy represents only an estimated 1% of total energy consumption and this renewable energy resource is viewed as a growth market due to intensified environmental concerns and rising energy costs as the Chinese economy continues to expand. The management and engineering teams have over 20 years of experience in industrial energy recovery in China.

For more information about CREG, please visit http://www.creg-cn.com ..

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Recycling Energy Corp. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov . All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

    For more information, please contact:

    In China:
     Mr. Leo Wu
     Investor Relations
     China Recycling Energy Corp.
     Tel:   +86-29-8765-1097
     Email: tch@creg-cn.com

    In USA:
     Mr. Howard Gostfrand
     American Capital Ventures, Inc.
     Tel:   +1-305-918-7000
     Email: hg@amcapventures.com